EXHIBIT 99.1

Contacts:

Company:                                    Investor Relations:                                 Media:
Rick Ono                                      Moriah Shilton                                         Todd Barrish
Telanetix, Inc                               Lippert/Heilshorn & Associates           Dukas PR
(858) 362-2250                              (415) 433-3777                                          (212) 704-7385
rick@telanetix.com                      mshilton@lhai.com                                 todd@dukaspr.com

Telanetix Announces Third Quarter 2007 Results

 - Achieves Third Quarter Revenue of $2.3 Million-
- Provides Outlook: Projects Fourth Quarter Revenue of Approximately $7.1 Million -
- Implementing AccessLine Acquisition Integration -

SAN DIEGO, November 14, 2007 -- Telanetix, Inc. (OTC: TNXI) a leading provider of IP communication solutions to the SMB and SME markets, announced financial results for the third quarter and nine-month period ending September 30, 2007.

“We are executing our plan to be a leading IP communication solution provider with the strongest telepresence, voice and data offering,” said Tom Szabo, Chairman and CEO of Telanetix.  “As previously announced, we closed our acquisition of AccessLine Communications in mid-September and are integrating the sales, support and financial teams to create business and economic efficiencies.  We continue to gain traction in the market with our range of fully featured telepresence products and through expansion of our distribution channel in the United States.   We also expanded the reach of our AccessLine voice products into the Western Region of the U.S. with the addition of 130 rate centers. Overall, we are making significant progress in the integration of voice, video and data into one single, unified IP platform designed for the SMB and SME markets.”

Third quarter 2007 revenues were $2.3 million and included revenue from the company’s AccessLine Division for the period September 15th to 30th as Telanetix closed its AccessLine acquisition on September 14th.

Third quarter 2007 cost of goods sold was $1.7 million.  Operating expenses for the third quarter of 2007 were $2.6 million, which included $241,000 of stock based compensation.  Third quarter 2007 net loss was $3.3 million, or $0.17 per share.

Total revenues for the nine-month period ended September 30, 2007 were $4.8 million. Net loss for the nine-month period in 2007 was $9.9 million, or $0.59 per share.

Telanetix had $5.6 million in cash at September 30, 2007.

Outlook
“We are extremely well positioned for growth in the telepresence and hosted VoIP markets,” said Rick Ono, Telanetix’s President and Chief Operating Officer. “In addition to new product features that increase the utility of our products for wider market appeal, we are working to expand our reseller channels in North America and targeting relationships in Europe. Because of this and the potential marketing benefits created as a result of synergies through the merger, we expect fourth quarter revenue to be approximately $7.1 million.”

Recent Corporate Highlights
•	Acquired AccessLine Communications, an award winning provider of hosted VoIP services, on September 14th.
•	Received Frost & Sullivan’s “2008 North American Telepresence Emerging Company of the Year” in November for its advancements in technology and for market growth of its telepresence products.
•	Won Kaufman Bros., L.P. contract to install Digital Presence™ in its three U.S.-based offices.
•	Expanded the AccessLine Business Phone footprint by partnering with 360networks, a leading U.S. provider of fiber optic network communications with 130 rate centers.
•	Expanded its value added reseller channel program by partnering with Quintum Technologies, a VoIP access solution provider.
•	Won award from FastCall411, a new consumer local directory that integrates artificial intelligence, VoIP and parallel dialing.
•	Selected by Medical Teams International, a major disaster relief organization with more than 240 in-country organizations in more than 70 countries, for AccessLine Business Phone Service.
•	Upgraded existing Digital Presence™ functionality and built enhancements into the control panel for new and existing customers.

Conference Call Information
Management will conduct a conference call at 1:30pm PT today to discuss the company’s third quarter 2007 results.  To access the call in the United States, dial 877-407-0778. To access the call internationally, dial 201-689-8565. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through November 16, 2007 by dialing 877-660-6853. To access the call, all parties will need the following replay pass codes: Account #286 and Conference ID # 261380.

About Telanetix, Inc.
Telanetix is a leading internet protocol (IP) solutions provider offering telepresence and voice over IP (VoIP) services to the small-to-medium businesses and enterprise (SMB and SME) markets. By leveraging on ubiquitous network infrastructures, Telanetix's solutions meet the real-world communications demands of its customers. The company's telepresence offering, called Digital Presence(TM), creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment at better quality and much lower price than competitors. The AccessLine Division provides VoIP services and gives companies flexible calling solutions at a fraction of the price of traditional telecom providers. Additional information can be found at the Telanetix corporate website, http://www.telanetix.com

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

- Tables to Follow-

TELANETIX, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2007	December 31, 2006

ASSETS
Current assets
Cash	$5,628,791	$3,198,200
Accounts receivable, net	2,851,264	699,985
Inventory	418,468	-
Prepaid expenses and other current assets	330,003	42,976
Total current assets	9,228,526	3,941,161
Property and equipment, net		116,919
Restricted cash		-
Deposits and other assets	159,974	15,632
Deferred financing costs, net	516,595	206,658
Goodwill	9,862,453	-
Purchased intangibles, net	17,541,667	-
Total assets	$42,718,884	$4,280,370

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$2,334,532	$361,512
Accrued liabilities	2,077,104	404,007
Deferred revenue	148,625	-
Deferred compensation, current portion	54,105	481,692
Current portion of capital lease obligations	1,048,018	-
Notes payable, stockholder	-	1,300,000
Convertible debentures, current portion	3,880,550	731,905
Warrant liabilities	6,374,681	542,397
Total current liabilities	15,917,615	3,821,513
Non-current liabilities
Capital lease obligations, net of current portion	1,467,488	-
Convertible debentures, less current portion	2,757,306	1,463,810
Deferred compensation	512,739	481,692
Total non-current liabilities	4,737,533	1,945,502
Total liabilities	20,655,148	5,767,015
Stockholders' equity (deficit)
Preferred stock,	1	-
Common stock	2,306	1,556
Additional paid in capital	41,886,567	8,515,232
Warrants	10,000	10,000
Accumulated deficit	(19,835,138)	(10,013,433)
Total stockholders' equity (deficit)	22,063,736	(1,486,645)
Total liabilities and stockholders' equity	$42,718,884	$4,280,370

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net revenues	$2,261,715	$571,125	$4,769,295	$647,063
Cost of revenues	1,734,024	176,726	3,348,590	232,649
Gross profit	527,691	394,399	1,420,705	414,414
Operating expenses	2,644,700	1,731,046	5,763,815	3,196,207
Operating loss	(2,117,009)	(1,336,647)	(4,343,110)	(2,781,793)
Other income (expense)	(1,048,181)	(19,207)	(5,478,595)	(58,158)
Net loss	(3,165,190)	(1,355,854)	(9,821,705)	(2,839,951)
Series A preferred stock dividends and accretion	(126,670)	-	(126,670)	-
Net loss applicable to common stockholders	$(3,291,860)	$(1,355,854)	$(9,948,375)	$(2,839,951)

Net loss per share - basic and diluted	$(0.17)	$(0.09)	$(0.59)	$(0.20)

Weighted average shares outstanding -
basic and diluted	18,970,142	14,730,537	16,926,615	14,322,439